Exhibit 99.1
NUCRYST PHARMACEUTICALS CORP.
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
GRANT of Restricted Stock Units made on May 30, 2006 (the “Grant Date”)

TO:	David W. Poorvin (the “Participant” or “Director”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
     WHEREAS, on December 21, 2005, the Board of Directors of the Company (the “Board”) approved and adopted the Company’s 1998 Equity Incentive Plan (as amended) (the “Plan”) and the Plan was subsequently approved by the Toronto Stock Exchange; and
     WHEREAS, pursuant to the Plan, awards of Restricted Stock Units may be granted to persons including members of the Board; and
     WHEREAS, by resolution of the Board made on May 30, 2006, the Board granted the Restricted Stock Unit award provided for herein to the Director in connection with the Director’s services to the Company, such grant to be the subject of the terms set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.     Equity Incentive Plan
The grant by the Company to the Participant of Restricted Stock Units by this Agreement is made pursuant to the terms and conditions of the Plan. This Agreement and the terms and conditions of the grant of Restricted Stock Units are subject in all respects to the terms and conditions of the Plan, which is made a part of this Agreement. The Participant, by acceptance of this Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Agreement. Terms that are defined in the Plan and not otherwise defined in this Agreement shall have the same meaning when used in this Agreement as in the Plan.
2.     Grant of Restricted Stock Units
The Company grants to the Participant, effective the Grant Date, 5,000 Restricted Stock Units (defined in the Plan and this Agreement as “Restricted Stock Units” or individually as a “Restricted Stock Unit”), subject to the terms and conditions of this Agreement and the Plan.
3.     Vesting and Restrictions
All of the Restricted Stock Units shall be 100% vested as of the Grant Date subject to the following restrictions:
(a)	With respect to 1,000 of the Restricted Stock Units, none of such Restricted Stock Units or the underlying Common Shares may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant, whether voluntarily, involuntarily, or by operation of law (collectively, “Prohibited Dispositions”) until the expiration of the First Restricted Period and any purported Prohibited Disposition shall be void and unenforceable against the Company;

provided that the designation of a beneficiary shall not constitute a Prohibited Disposition. The First Restricted Period shall be the period commencing on the Grant Date and ending on the one-year anniversary of the Grant Date.

(b)	With respect to the remaining 4,000 of the Restricted Stock Units, none of such Restricted Stock Units or the underlying Common Shares may be the subject of Prohibited Dispositions until the expiration of the Second Restricted Period and any purported Prohibited Disposition shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute a Prohibited Disposition. The Second Restricted Period shall be the period commencing on the Grant Date and ending on the date the Participant ceases to be a director of the Company.
4.     Issuance of Common Shares
The Company shall register the name of the Participant as the owner of the Common Shares with respect to which the Restricted Stock Units relate, subject to the restrictions in this Agreement, and shall notify the person or entity maintaining the stock records of the Company of this Agreement and the terms, conditions, and restrictions applicable to such Common Shares (hereinafter called “Restricted Shares”). Any stock certificates evidencing such Restricted Shares shall remain in the physical custody of the Company or a custodian designated by the Company until the restrictions described in section 3 of this Agreement lapse. After the restrictions in section 3 of this Agreement lapse, and subject to applicable withholding of taxes, one or more unlegended stock certificates in respect of the Restricted Shares shall be delivered to the Participant. For the avoidance of doubt, such delivery shall be made as soon as practicable after the expiration of the First Restricted Period with respect to the Restricted Shares covered by Restricted Stock Units whose restriction on sale lapses as of the expiration of the First Restricted Period and as soon as practicable after the expiration of the Second Restricted Period with respect to the Restricted Shares covered by Restricted Stock Units whose restriction on sale lapses as of the expiration of the Second Restricted Period.
5.     Rights as a Stockholder; Dividends
The Participant shall be the record owner of the Restricted Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including without limitation, voting rights, if any, with respect to the Restricted Shares.
6.     Restrictive Legend
All stock certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
     TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE RESTRICTED STOCK AWARD AGREEMENT, DATED AUGUST 28, 2006 BETWEEN NUCRYST PHARMACEUTICALS CORP. AND DAVID W. POORVIN. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF NUCRYST PHARMACEUTICALS CORP.

7.     Distributions and Adjustments
(a)	If there is any change in the number or character of the Common Shares (through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or otherwise), prior to the conclusion of the First Restriction Period or Second Restriction Period (as applicable), the Participant shall receive such number and type of securities or other consideration on the same basis and at the same time as other shareholders, provided that such securities or other consideration shall be subject to the same First Restriction Period or Second Restriction Period (as applicable), if any, as the Restricted Shares to which such securities or other consideration relate are subject to, and shall be released from the First Restriction Period or Second Restriction Period (as applicable) at the same time as such Common Shares were to be released.

(b)	Any additional Common Shares, any other securities of the Company and any other property (other than cash dividends) distributed prior to the conclusion of the First Restriction Period or Second Restriction Period (as applicable) with respect to Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

(c)	Any cash dividends payable prior to the conclusion of the First Restriction Period or Second Restriction Period (as applicable) with respect to Restricted Shares shall be paid to, and retained by, the Participant as though the restriction did not apply.

(d)	Any additional Common Shares, securities and other property distributed with respect to the Restricted Shares prior to the conclusion of the First Restriction Period or Second Restriction Period (as applicable) shall be promptly deposited with the Company or the custodian designated by the Company to be held in custody in accordance with section 4 of this Agreement and shall have affixed thereto the same legend as was affixed to the Restricted Shares in accordance with section 6 of this Agreement.
8.     Beneficiary
The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
9.     General Matters
(a)	This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(b)	This Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Restricted Stock Units to the Participant and supersedes all prior communications, representations and negotiations in respect thereto.

(c)	For the grant of the Restricted Stock Units to be effective, this Agreement and the associated stock power must be executed by the Participant and returned to the Company.

(d)	This Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Agreement shall be resolved by the courts of Alberta.

(e)	The Participant acknowledges that neither the Plan or this Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Options.
The Company and the Participant have executed this Agreement on the 28 day of August, 2006.

NUCRYST PHARMACEUTICALS CORP.
By:	/s/Carol L. Amelio
General Counsel & Corporate Secretary

/s/David W. Poorvin
DAVID W. POORVIN (Participant)